Exhibit 5.1

[Letterhead of Noranda Aluminum Holding Corporation]

May 23, 2014

Noranda Aluminum Holding Corporation
801 Crescent Centre Drive, Ste. 600
Franklin, TN 37067

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

As General Counsel of Noranda Aluminum Holding Corporation (the “Company”), I have acted as counsel in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering up to an aggregate of 5,000,000 shares of common stock, $0.01 par value per shares of the Company (the “Shares”), all of which may be issued pursuant to the Noranda Aluminum Holding Corporation 2014 Long-Term Incentive Plan effective May 9, 2014 (the “Plan”).

I have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, and such resolutions of the Company’s Board of Directors and other documentation as I have deemed necessary for the purpose of this opinion.

In rendering the opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons.

Based on and subject to the foregoing, I am of the opinion that when the Shares are issued in accordance with the terms and conditions of the Plan and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

My opinion expressed above is subject to the qualification that I express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Cordially,

/s/ Gail E. Lehman

Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary